EXHIBIT 23.5

RP(R) FINANCIAL, LC.
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Financial Services Industry Consultants





                         INDEPENDENT APPRAISER'S CONSENT



We consent to the use in the Post-Effective Amendment Number 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission and the Post-Effective Amendment Number 1 to the MHC-2 (Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company) filed with the Office of Thrift Supervision, of RP Financial, LC.'s updated appraisal report, dated October 1, 2004, of Home Federal Savings and Loan Association of Nampa and references thereto in such amendments to the Registration Statement and MHC-2.



/s/ RP FINANCIAL, LC.

Arlington, Virginia
October 12, 2004







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